SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2007

PROMOTORA VALLE HERMOSO, INC.
1809 E. Broadway St., Ste. 346 Oviedo, Fl. 32765 Tel: (800) 377-2137

Commission File Number 000-27199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Completion of Private Placement

On June 19, 2003, Promotora Valle Hermoso Corporation (the “Company”) completed a private placement of 300,000 restricted shares (to be recalculated as per the completion of the 1:30 reverse split) at an offering price of $0.50 per share for an aggregate gross offering amount of $150,000.

The shares were purchased by one institutional investor.

The net proceeds of the private placement will be primarily used to fund Company operations.

Pricing of the securities was determined based on several factors, including reference to market price of the Company’s common stock, the holding period requirement of restricted stock, and the Company’s need for additional funding for development its business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Promotora Valle Hermoso Corporation

Date: June 27, 2007	By: /s/ Ramon Rosales

Ramon Rosales President and Chief Executive Officer